SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

3PEA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54123	95-4550154
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1700 W Horizon Ridge Parkway, Suite 200,

Henderson, Nevada 89012

(Address of principal executive offices) (Zip Code)

(702) 453-2221

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director, Corporate Secretary and General Counsel and Chief Legal Officer

On November 9, 2018, Anthony E. DePrima resigned as a member of the Board of Directors (the “Board”) of 3PEA International, Inc. (the “Company”) and as Corporate Secretary of the Board, in each case effective November 9, 2018.

On November 9, 2018, Anthony E. DePrima resigned as General Counsel and Chief Legal Officer of the Company, effective November 9, 2018. Mr. DePrima’s decision to resign his positions was not related to a disagreement with the Company over any of its operations, policies or practices.

(c)	Appointment of Corporate Secretary, General Counsel and Chief Legal Officer

On November 9, 2018, the Company appointed Robert Strobo Corporate Secretary, General Counsel, and Chief Legal Officer. Mr. Strobo, age 40, previously served as Deputy General Counsel and Vice President at Republic Bank & Trust Company, a state-chartered financial institution headquartered in Louisville, Kentucky. Mr. Strobo began his career there in 2005 and served as in-house counsel until 2018, specializing in non-traditional banking and prepaid card issuance. Mr. Strobo received his B.A. in Psychology and Philosophy from the University of Kentucky and his J.D. from DePaul University College of Law in Chicago, Illinois.

There are no family relationships between Mr. Strobo and any previous or current officers or directors of the Company, and there are no related party transactions reportable under Item 404(a) of Regulation S-K. Mr. Strobo is not a party to, nor does he participate in, any material plan, contract or arrangement as of the date of this report.

On November 15, 2018 the Company issued a second press release announcing Mr. Strobo’s appointment as Corporate Secretary, General Counsel and Chief Legal Officer, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d)	Election of Director at Other Than an Annual or Special Meeting of Stockholders

On November 9, 2018, Joan M. Herman was elected as a member of the Board whose term expires at the annual meeting of stockholders in 2019. Ms. Herman has served as the Company’s chief operating officer since 2017, and will be a non-independent member of the Board. There are currently no arrangements or understandings between Ms. Herman and any other person to which Ms. Herman was elected as a member. There are currently no transactions in which Ms. Herman has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Herman is not expected to serve on any committees of the Board. Ms. Herman and the Company did not enter into or amend any material plan, contract or arrangement in connection with her appointment as a director, although Ms. Herman remains subject to her existing employment agreement as chief operating officer of the Company.

On November 15, 2018, the Company issued a press release announcing Mr. DePrima’s resignation from the Board and Ms. Herman’s election to the Board, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.           Description

99.1	Press release dated November 15, 2018
99.2	Press release dated November 15, 2018

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

3PEA INTERNATIONAL, INC.

Date: November 15, 2018	By:	/s/ Mark Newcomer
By: Mark Newcomer, Chief Executive Officer

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